Independent Auditors' Consent

The Board of Directors
Total System Services, Inc.

We consent to incorporation by reference in the Registration Statement (No. 2-92497) on Form S-8 of Total System Services, Inc. of our report dated March 1, 2002, relating to the statements of financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 2001 and 2000, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 11-K of the Total System Services, Inc. Employee Stock Purchase Plan, included as Exhibit 99.1 to the December 31, 2001 annual report on Form 10-K/A of Total System Services, Inc.

/s/KPMG LLP



Atlanta, Georgia
April 9, 2002

                          Independent Auditors' Consent

The Board of Directors
Total System Services, Inc.


We consent to incorporation by reference in the Registration Statement (No. 33-17376) on Form S-8 of Total System Services, Inc. of our report dated March 1, 2002, relating to the statements of financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 2001 and 2000, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 11-K of the Total System Services, Inc. Director Stock Purchase Plan, included as Exhibit 99.2 to the December 31, 2001 annual report on Form 10-K/A of Total System Services, Inc.


/s/KPMG LLP



Atlanta, Georgia
April 9, 2002

                                  Exhibit 23.1